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                                                                   EXHIBIT 10.1

                      SCHEDULE TO INDEMNIFICATION AGREEMENT

     The following is a list of the current directors and senior executive officers of Genzyme Corporation who are party to an Indemnification Agreement, the form of which is filed herewith:

     Constantine E. Anagnostopoulos; Mara G. Aspinall; Mark R. Bamforth; Douglas
A. Berthiaume; Henry E. Blair; Gail K. Boudreaux; Robert J. Carpenter; Earl M. Collier, Jr.; Charles L. Cooney; Zoltan A. Csimma; Thomas J. DesRosier; Richard
H. Douglas; Victor J. Dzau; David D. Fleming; Georges A. Gemayel; James A. Geraghty; Elliott D. Hillback, Jr.; Alison F. Lawton; Evan M. Lebson; Roger Louis; Connie Mack III; Mary McGrane; John M. McPherson; C. Ann Merrifield; Richard A. Moscicki; Donald E. Pogorzelski; Alan E. Smith; Sandford D. Smith; Henri A. Termeer; Peter T. Traynor; Peter Wirth; and Michael S. Wyzga.
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                             [AMENDED AND RESTATED]
                            INDEMNIFICATION AGREEMENT

     This Agreement dated ______________________ is between Genzyme Corporation (the "COMPANY"), a Massachusetts corporation, and __________________ (the "INDEMNITEE"), who is [an officer and/or a director] of the Company [and amends] and restates the Indemnification Agreement dated ]. Its purpose is to provide protection for the Indemnitee against personal liability arising out of his or her service to the Company so as to encourage the continuation of such service and the effective exercise of his or her business judgment in connection therewith.

     The parties hereto agree as follows:

     1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings hereafter assigned to them:

     (a) A "CHANGE IN CONTROL" shall be deemed to have occurred when (i) there has been a change in control of the Company, not approved by a resolution of the Company's Board of Directors, of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), including in any event the acquisition by any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) of beneficial ownership, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, and (ii) within a period of not more than two years a change in the identity of a majority of the members of the Company's Board of Directors otherwise than through death, disability or retirement in accordance with the Company's normal retirement policies.

     (b) A "DISINTERESTED DIRECTOR" shall mean a director of the Company who, at the time of a vote referred to in the definition of Reviewing Party is not (i) the Indemnitee, (ii) a party to the Proceeding for which indemnification is sought or (iii) an individual having a familial, financial, professional or employment relationship with the Indemnitee, which relationship would, in the circumstances, reasonably be expected to exert an influence on such director's judgment when voting on the decision being made.

     (c) "EXPENSES" shall mean all reasonable expenses, including fees of counsel.

     (d) An "INDEMNIFIABLE EVENT" shall mean any Proceeding (i) involving an individual, including the Indemnitee, who is or was a director or officer of the Company or who, while a director or officer of the Company, is or was serving at the Company's request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other entity and (ii) relating to acts or omissions in such capacity. For purposes of this Agreement, a director or officer will be considered to be serving on an employee benefit plan at the Company's request if the individual's duties to the Company also impose duties on, or otherwise involve services by, the individual to the plan.
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     (e) An "INDEMNITEE STATEMENT" shall mean a written demand by the Indemnitee to the Company for a payment pursuant to Section 2(b) of this Agreement, accompanied by a written statement, dated the date of such statement, from the Indemnitee to the Company in which the Indemnitee (i) affirms, with respect to the applicable Indemnitiable Event, the Indemnitee's good faith belief that the Indemnitee has met the relevant standard of conduct described in Subdivision E of Part 8 of the Massachusetts Business Corporation Act or that the Proceeding involves conduct for which liability has been eliminated under Article VI.C.5 of the Company's Restated Articles of Organization and (ii) undertakes to repay any funds advanced if, with respect to the applicable Indemnitiable Event, the Indemnitee is not entitled to mandatory indemnification under applicable law and it is ultimately determined by a court of competent jurisdiction or by the Reviewing Party that the Indemnitee has not met the relevant standard of conduct described in Subdivision E of Part 8 of the Massachusetts Business Corporation Act.

     (f) A "LIABILITY" shall mean an obligation to pay a judgment, settlement, penalty, and/or fine (including an excise tax assessed with respect to an employee benefit plan) in connection with an Indemnifiable Event and any Expenses incurred in connection with an Indemnifiable Event.

     (g) A "PARTY" shall mean an individual who was, is, or is threatened to be made, a defendant or respondent in a Proceeding. The Indemnitee shall be considered a "Party" in a Proceeding in which the Indemnitee seeks a declaratory judgment with respect to matters related to an Indemnifiable Event. In addition, the Indemnitee shall be considered a Party for all aspects of an Indemnifiable Event even though the Indemnitee asserts counter-claims or cross-claims.

     (h) A "POTENTIAL CHANGE IN CONTROL" shall be deemed to have occurred if (i) any person publicly announces an intention to take or to consider taking actions which if consummated might result in a Change in Control, (ii) any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) acquires beneficial ownership, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, or (iii) the Company's Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

     (i) A "PROCEEDING" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal.

     (j) The "REVIEWING PARTY" in connection with an Indemnifiable Event shall be:

             (i) if there are two or more Disinterested Directors on the Board of Directors of the Company, the Board of Directors acting by majority vote of all Disinterested Directors, or by a majority of the members of a committee of the Board of Directors of the Company consisting of two or more Disinterested Directors; or

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             (ii) Special Legal Counsel selected by

                      (a) if there are two or more Disinterested Directors on the Board of Directors of the Company, the Board of Directors of the Company acting by majority vote of all Disinterested Directors, or by a majority of the members of a committee of the Board of Directors of the Company consisting of two or more Disinterested Directors; or

                      (b) if there are fewer than two Disinterested Directors, the full Board of Directors of the Company, with directors who do not qualify as Disinterested Directors eligible to vote; or

             (iii) the shareholders of the Company acting by the vote required for ordinary corporate actions, except that shares owned by or voted under the control of (A) a director of the Company who at the time does not qualify as a Disinterested Director or (B) the Indemnitee may not be voted on the determination.

     (k) "SPECIAL LEGAL COUNSEL" shall mean an attorney or law firm that does not have a significant prior professional relationship with the Indemnitee, the Company or affiliates of the Indemnitee or the Company.

2. BASIC ARRANGEMENT

     (a) In the event the Indemnitee is a Party in an Indemnifiable Event, subject only to limitations expressly imposed by the terms of this Agreement, the Company shall indemnify the Indemnitee for any associated Liabilities to the fullest extent permitted by law. Subject to Section 2(e), any indemnification pursuant to this Section 2(a) must be determined by the Reviewing Party to be permissible under the Massachusetts Business Corporation Act in the specific Proceeding. The Company shall make any such payment to which the Indemnitee is entitled pursuant to this Section 2(a) as soon as practicable but in no event later than thirty days after the Indemnitee submits a demand for such payment to the Secretary of the Company (or, if the Indemnitee is at such time the Secretary, to the President of the Company).

     (b) Before the final disposition of an Indemnifiable Event in which the Indemnitee is a Party, the Company shall advance funds to pay for or reimburse the Indemnitee's related Expenses (an "EXPENSE ADVANCE"), provided that the Indemnitee delivers an Indemnitee Statement. The Company shall make any such payment to which the Indemnitee is entitled pursuant to this Section 2(b) within five business days of delivery to the Secretary of the Company (or, if the Indemnitee is at such time the Secretary, to the President of the Company) of an Indemnitee Statement executed by the Indemnitee.

     (c) Pursuant to Section 8.58(a) of the Massachusetts Business Corporation Act, this Agreement shall constitute authorization to provide indemnification, advance funds and reimburse expenses under Subdivision E of Part 8 of the Massachusetts Business Corporation Act.

     (d) The Company shall pay for or reimburse the Indemnitee's Expenses associated with an Indemnifiable Event or other Proceeding involving the Company or any entity

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or person affiliated with the Company, in either case, in which the Indemnitee is a witness but not a Party. If the Company does not pay for such Expenses, the Company shall reimburse the Indemnitee the amount for which the Indemnitee is entitled pursuant to this Section 2(d) within five business days of delivery to the Secretary of the Company (or, if the Indemnitee is at such time the Secretary, to the President of the Company) of a written demand for reimbursement signed by the Indemnitee. Furthermore, nothing in this Agreement shall be construed as limiting the Company's discretionary legal authority to pay for or reimburse costs or liabilities incurred by the Indemnitee when the Indemnitee is otherwise involved in a Proceeding other than as a Party in an Indemnifiable Event.

     (e) If the Indemnitee has commenced a legal action in a court of competent jurisdiction to secure a determination, with respect to an Indemnifiable Event, that the Indemnitee is entitled to indemnification under this Agreement, any determination made by the Reviewing Party that indemnification of the Indemnitee is not permissible under the Massachusetts Business Corporation Act with respect to such Indemnifiable Event shall not be binding, and the Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) is made with respect to such matter. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that the Indemnitee is not permitted to be indemnified in whole or in part under applicable law, the Indemnitee shall have the right to commence litigation in any court in The Commonwealth of Massachusetts with subject matter jurisdiction and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such action. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Indemnitee.

     (f) The obligations of the Company under this Section 2 shall be subject to any undertaking by the Company to the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT"), to submit to a court of appropriate jurisdiction the question of whether a request for indemnification made for Liabilities arising under the Securities Act (other than for payment of expenses in the successful defense by the Indemnitee of any action, suit or proceeding) is against public policy, and, in such case, the Company and the Indemnitee shall be governed by the final adjudication of such issue.

     3. CHANGE IN CONTROL. Notwithstanding any other provision of this Agreement, if there is a Change in Control, then, with respect to any Indemnifiable Event, the Reviewing Party shall be Special Legal Counsel. Such Special Legal Counsel shall render a written opinion to the Company and the Indemnitee as to such counsel's determinations pursuant to Section 2. The Company agrees to pay the reasonable fees of the Special Legal Counsel and to indemnify such counsel against any and all expenses (including attorneys' fees), liabilities and damages relating to this Agreement or its engagement pursuant hereto.

     4. ESTABLISHMENT OF TRUST. In the event of a Potential Change in Control, the Company may create a trust (a "Trust") for the benefit of the Indemnitee (either alone or together with one or more other indemnitees) and from time to time fund such Trust, in such amounts as the Company's Board of Directors may determine, to satisfy Liabilities reasonably anticipated to

                                 --4--
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be incurred by the Indemnitee in connection with Indemnifiable Events. The terms of any Trust established pursuant hereto shall provide that upon a Change in Control (a) the Trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee, (b) the Trustee shall advance to the Indemnitee, within two business days of a demand by the Indemnitee, preceded or accompanied by an Indemnitee Statement (with the Indemnitee undertaking to reimburse the Trust under the circumstances under which the Indemnitee would otherwise be required to reimburse the Company), all Expenses incurred in connection with the Indemnifiable Event, (c) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled pursuant to this Agreement and (d) all unexpended funds in such Trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be a person or entity satisfactory to the Indemnitee. Nothing in this Section 4 shall relieve the Company of any of its obligations under this Agreement.

     5. INDEMNIFICATION FOR ADDITIONAL EXPENSES. Subject to the last sentence of this Section 5, the Company shall indemnify the Indemnitee against all Expenses incurred by the Indemnitee in connection with any Proceeding brought by the Indemnitee for (a) indemnification or advance payment of Expenses by the Company under this Agreement (including this Section 5) or (b) recovery under any directors' and officers' liability insurance policy maintained by the Company. The Company shall within five business days of a written request from the Indemnitee, advance funds to pay for, or reimburse amounts paid for, such Expenses. The Indemnitee agrees to reimburse the Company for any amounts paid by the Company pursuant to this Section 5 if the Company or the insurance company (or companies), as the case may be, is wholly successful on the merits.

     6. PARTIAL INDEMNITY, ETC. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of the Liabilities associated with an Indemnifiable Event but not for the total amount thereof, the Company shall indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. Notwithstanding any other provision of this Agreement, the Company shall indemnify the Indemnitee against all Expenses incurred by the Indemnitee in connection with an Indemnifiable Event in which the Indemnitee is a Party, if the Indemnitee is wholly successful, on the merits or otherwise, in the defense of such Indemnifiable Event.

     7. NO PRESUMPTION. For purposes of this Agreement, the termination of a Proceeding by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not be determinative that the Indemnitee did not meet any particular standard of conduct.

     8. NON-EXCLUSIVITY, ETC. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Company's articles of organization and by-laws, the Massachusetts Business Corporation Act or otherwise.

     9. LIABILITY INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms.

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     10. AMENDMENTS, ETC. No supplement, modification or amendment of this
Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     11. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all such papers and do all such things as may be necessary or desirable to secure such rights.

     12. NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment in connection with any Proceeding involving the Indemnitee to the extent the Indemnitee has otherwise received payment (under any insurance policy, the Company's articles of organization or by-laws or otherwise) of the amounts otherwise indemnifiable hereunder.

     13. BINDING EFFECT, ETC. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including, with respect to the Company, any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company, and including, with respect to the Indemnitee, the Indemnitee's estate, heirs and personal representatives. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's request.

     14. SEVERABILITY. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

     15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to indemnification of the Indemnitee by the Company for Indemnitee's service to the Company, provided, however, that this Agreement shall in no way diminish rights of the Indemnitee that accrued prior to the date of this Agreement.

     16. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of law.

     17. REFERENCES. References to statutes, regulations and documents shall be deemed to mean such statutes, regulations and documents as amended from time to time and any successor statutes, regulations and documents.

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INDEMNITEE                             GENZYME CORPORATION

By:  _________________________         By: ____________________________________
                                           Name:
                                           Title: